Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Durata Therapeutics, Inc:

We consent to the use of our report dated March 8, 2013, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

March 29, 2013